SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2006
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                             Northwest Bancorp, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)


        United States                   0-23817                  23-2900888
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(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
      of incorporation)                                     Identification No.)


                               100 Liberty Street
                              Warren, Pennsylvania                   16365
                     (Address of principal executive office)      (Zip code)

Registrant's telephone number, including area code:  (814) 726-2140
                                                     --------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_____Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)
_____Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_____Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))



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Item 8.01      Other Events
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               On March 24, 2006,  Northwest  Bancorp,  Inc. sold  approximately
               $64.7  million  of  its  education  loan  portfolio  to  American
               Education   Services.   American  Education  Services  previously
               serviced these loans. A gain of approximately $2.2 million was recognized as a result of this education loan sale. On March 31, 2006, Northwest Bancorp, Inc. sold approximately $50.2 million of its education loan portfolio to Nelnet, Inc. Nelnet, Inc.
               previously serviced these loans. A gain of approximately $2.1 million was recognized as a result of this education loan sale. After these loan sales the Company holds education loans of approximately $11.1 million, all of which are classified as held for sale.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              NORTHWEST BANCORP, INC.


DATE:  March 31, 2006                     By: /s/ William W. Harvey, Jr.
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                                              William W. Harvey, Jr.
                                              Senior Vice President, Finance and
                                              Chief Financial Officer